EXHIBIT 21

	Subsidiary Name	Jurisdiction of Incorporation
Adtalem Global Education Inc.		Delaware
Subsidiaries:	DeVry University, Inc.(9)(16)	Illinois
	DeVry/New York Inc.(16)	Delaware
	Adtalem Global Health, Inc.	New York
	Dominica Services Inc.(1)	Delaware
	Ross University Services, Inc.(1)	Delaware
	International Education Holdings, Inc.(2)(9)	Delaware
	Becker Professional Development Corporation(9)	Delaware
	Chamberlain College of Nursing and Health Sciences, Inc.	Delaware
	Chamberlain University LLC(3)	Delaware
	U.S. Education Holdings LLC (d/b/a: Carrington Colleges Group, Inc.)(9)(16)	Delaware
	Integrated Education Solutions LLC	Delaware
	AUC School of Medicine B.V.	St. Maarten
	Adtalem Canada LLC	Delaware

DeVry University, Inc.
Subsidiaries:	DeVry Educational Development Corp.(16)	Delaware

Becker Professional
Development
Corporation
Subsidiaries:	Newton Becker LTD	Hong Kong
	Becker CPA Review LTD	Israel
	AGM Acquisition Corp.	Delaware
	Alert Global Media LLC(13)	Delaware
	Association of Certified Anti-Money Laundering Specialists LLC(9)(14)	Delaware

Association of Certified
Anti-Money Laundering
Specialists LLC
Subsidiaries:	ACAMS (HK) Ltd.	Hong Kong
	ACAMS Consulting (Beijing) Co.(13)	Beijing
	ACAMS (Taiwan) Limited(12)	Taiwan
	ACAMS (UK) Ltd.	United Kingdom
	ACAMS France SAS	France
	ACAMS (Singapore) Pte. Ltd.	Singapore

International Education Holdings, Inc.
Subsidiaries:	Global Education International, Inc.	Barbados
	Ross University Management, Inc.(4)	St. Lucia
	Ross University School of Medicine, School of Veterinary Medicine Limited(5)	Dominica
	Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited(5)	St. Kitts
	DeVry Medical International (Bahamas) Ltd.(5)	Bahamas
	RUSM (Barbados) Inc.(5)	Barbados
	Global Education International B.V.	The Netherlands
	Adtalem Educacional do Brasil S/A(6)(7)	Brazil
	Academia Baiana de Ensino, Pesquisa e Extensão Ltda.(8)(15)	Brazil
	Sociedade de Educação do Vale do Ipojuca S/A(8)	Brazil
	Instituto de Ensino Superior da Amazônia Ltda(8)(15)	Brazil
	Sociedade Educacional Ideal Ltda.(8)	Brazil

	Damasio Educacional S/A(8)	Brazil
	Grupo Ibmec Educacional S.A.(8)	Brazil
	A. Região Tocantina de Educaçao e Cultura Ltda.(8)	Brazil
	SJT Cursos Preparatórios em Medicina Ltda.(8)	Brazil
	SDP – Software Development Portugal, Unipessoal Lda.(6)	Portugal
	Becker Professional Development International Limited(6)	United Kingdom
	Neev Knowledge Management Private Limited(10)	India
	Edupristine Inc.(11)	Delaware

U.S. Education Holdings LLC (d/b/a Carrington Colleges Group, Inc.)
Subsidiaries:	American Institute of Health Technology, Inc.(16)	Idaho
	EdCOA Inc.(16)	California
	Carrington College, Inc.(16)	Arizona

(1)	Subsidiary of Adtalem Global Health, Inc.
(2)	1% owned by Adtalem Global Education Inc. and 99% owned by Ross University Services, Inc.
(3)	Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.
(4)	Subsidiary of Global Education International, Inc., a Barbados company
(5)	Subsidiary of Ross University Management, Inc., a St. Lucia company
(6)	Subsidiary of Global Education International B.V., a Netherlands company
(7)	97.91% owned by Global Education International B.V.
(8)	Subsidiary of Adtalem Educacional do Brasil S/A

(9) Subsidiaries of Association of Certified Anti-Money Laundering Specialists, LLC, Becker Professional Development Corporation, DeVry University, Inc., International Education Holdings, Inc. and U.S. Education Holdings LLC are listed below.

(10) 68.66% owned by Global Education International B.V.

(11) Subsidiary of Neev Knowledge Management Private Limited

(12) Subsidiary of ACAMS (HK) Ltd.

(13) Subsidiary of AGM Acquisition Corp.

(14) Subsidiary of Alert Global Media LLC

(15) This entity will be merged with and into Adtalem Educacional do Brasil S/A

(16) Adtalem has agreed in principle to the selling of this entity as part of the DeVry University and Carrington College divestitures, pending approvals from various regulatory and accrediting bodies.